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                                                                      EX 24.1(e)
                                                                              17



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Lomak Petroleum, Inc. on Form S-3 of the report of Deloitte & Touche dated March 25, 1994, appearing in and incorporated by reference in the Annual Report on Form 10-K of Red Eagle Resources Corporation for the year ended December 31, 1993. We also consent to the reference to Deloitte & Touche LLP under the heading "Experts" in the Prospectus, which is part of this Registration Statement.





DELOITTE & TOUCHE LLP
Oklahoma City, Oklahoma
November 14, 1995